UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

GROW SOLUTIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29301	87-0575118
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Broadway - Suite 406

Denver, CO 80203

(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

(646) 863-6341

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016 (the “Issuance Date”), Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which the Company sold $285,775 in principal amount of an 8% Convertible Promissory Note (the “Note”) for a purchase price of $248,500 with a 15% original issue discount (“OID”). On December 19, 2016, the Company received $240,000 in net proceeds from the sale of the Note after deducting fees and expenses (the “Funding Date”). The Note and the shares of common stock of the Company issuable upon conversion of the Note are collectively referred to herein as the “Securities.”

The Note bears interest at a rate of 8% per annum on the aggregate unconverted and then outstanding principal, subject to increase according to the terms and conditions of the Note. The Note is convertible following 180 days from the Issuance Date, in whole or in part, at the option of the Purchaser into shares of common stock of the Company at a conversion price equal to 58% of the lowest closing price of the common stock in the prior twenty (20) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. Notwithstanding the foregoing, the minimum conversion price under the Note is $0.20 (the “Floor Price”), provided that, at any time following 180 days from the Issuance Date, if the closing price of the common stock of the Company is equal to or less than the Floor Price for two consecutive trading days, the Floor Price will extinguish and be of no further force or effect.

In accordance with the terms and conditions of the Note, the Company irrevocably authorized the Purchaser’s right to withdraw $1,190 from the Company’s bank account on each business day, until the amounts due under the Note are satisfied in full. At the sole discretion of the Purchaser, the Company may prepay in cash any portion of the principal amount of the Note and any accrued and unpaid interest in accordance with the terms and conditions of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder (“Regulation D”). The Company made this determination based on the representations of the Purchaser which included, in pertinent part, that the Purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from the Purchaser that (i) the Purchaser is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the Securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Securities and (iv) the Purchaser is able to bear the economic risk of an investment in the Securities and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for the Securities issued in reliance upon Regulation D.

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Item 8.01 Other Events.

On April 2, 2013, the U.S. Securities & Exchange Commission (the “SEC”) issued a Report of Investigation in which it announced that it had determined not to pursue an enforcement action against Netflix, Inc. for alleged violations of Regulation Fair Disclosure, Section 13(a) of the Securities Exchange Act and Rules 13a-11 and 13a-15 thereunder, relating to the disclosure of material information selectively over social media. This report makes clear that “companies can use social media outlets like Facebook and Twitter to announce key information in compliance with Regulation Fair Disclosure (Regulation FD), so long as investors have been alerted about which social media will be used to disseminate such information.” The Company is filing this Current Report on Form 8-K pursuant to that report to provide such information.

The SEC’s Report of Investigation provided guidance to issuers such as the Company regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that the Company announces material financial information to investors using the Company’s investor relations website (http://ir.growsolutionsinc.com/), SEC filings, press releases, public conference calls and webcasts. The Company uses these channels as well as social media to communicate with its subscribers and the public about the Company, its services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, the Company encourages investors, the media, and others interested in the Company to review the information the Company posts on the U.S. social media channels listed below. The following list may be updated from time to time on the Company’s investor relations website:

Grow Solutions Facebook Page: https://www.facebook.com/GrowSolGRSO

Grow Solutions Twitter Feed: https://twitter.com/GrowSolGRSO

Grow Solutions Stock Twits page: https://stocktwits.com/growinc

Jeff Beverly’s Public Facebook Page: https://www.facebook.com/jeffwbeverly

Jeff Beverly’s Public Twitter Feed: https://twitter.com/CannaExec

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROW SOLUTIONS HOLDINGS, INC.

Date: December 27, 2016	By:	/s/ Jeffrey Beverly
	Name:	Jeffrey Beverly
	Title:	President

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